Exhibit 99.1


CHINA BIOPHARMACEUTICALS HOLDINGS
www.cbioinc.com                                                    Press Release
--------------------------------------------------------------------------------

DRAFT RELEASE:                                   CONTACT:
                                                 Chris Peng Mao, CEO
                                                 86-10-8525-1616
                                                 info@cbioinc.com

                                                 Julie Huang, Financial Dynamics
                                                 212-850-5628
                                                 julie.huang@fd.com

            CHINA BIOPHARMACEUTICALS HOLDINGS ANNOUNCES THIRD QUARTER
                                     RESULTS
          - Product Mix Generate Record Revenues, Net Income and EPS -
                             - EPS Grows to $0.03 -

BEIJING, China, Nov 15, 2006 -- China Biopharmaceuticals Holdings, Inc. (OTC BB:
CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and distribution of innovative drugs in China, today announced results for the third quarter and nine months ended September 30, 2006. Consolidated revenues of $7.96 million were 6.2% higher than the $7.49 million reported in the third quarter of 2005. Net income for the quarter was $1.07 million, an increase of 109% from $516,252 in the prior year period. Earnings per share from continuing operations increased to $0.03 in the current year quarter, up from $0.02 earned in the third quarter of 2005.

Commenting on the results, Chris Mao, the Chief Executive Officer of China Biopharmaceutical Holdings said, "We are on track to making 2006 a banner year for the Company. The investments we have made to date continue to operate in line with our expectations and have contributed to our operating margin improvements this quarter. We have submitted multiple drug applications which are awaiting review by the Chinese State Food and Drug Administration (SFDA). In addition, the growing base and continuity of revenues generated by our 260 drugs already approved by the SFDA for manufacturing and marketing, their distribution through our new and expanding channels, and our continued pursuit for appropriate investments in China should sustain our growth, profitability, and further penetration of the Chinese pharmaceutical marketplace for the foreseeable future."

Revenues for the quarter reached $7.96 million, representing a 6.2% increase or $464,633 growth as compared to $7.49 million for the third quarter 2005. This increase is attributable mainly to organic growth of revenue generated by subsidiary Erye, as well as to revenue generated as a result of the acquisition of wholly-owned Enshi. In addition, due to the effect of previously-announced divestiture of Hengyi, effective of July 1, 2006, revenue of Hengyi was not included in the period for the three months ended September 30, 2006 but was



                                    - more -
included in September 30, 2005. If revenue from Hengyi was not included in the September 30, 2005 quarter, the increase in revenue for the three months ended September 20, 2006 compared to the prior year would have been significantly higher.

Operating income for the quarter increased 115% for the quarter to $1.94 million, up from $0.91 million in the prior year period. Operating expenses for the quarter were $1.13 million, a modest increase of $50,917 over the prior year period. Net income for the quarter was $1.07 million, an increase of 109% from $516,252 in the prior year period. Third quarter earnings per share were $0.03, as compared to $0.02 in the third quarter 2005.

Revenues for the first nine months of 2006 increased by 62% to $21.2 million, as compared to $13.1 million for the same period last year. Operating income for the first nine months of 2006 was $4.0 million, up from $1.6 million in the prior year period, representing a 145% increase. Operating expenses for the first nine months was $3.1 million, as compared to $2.0 million over the prior year period. This increase was due to an increase in SG&A expense and R&D expenses incurred by Keyuan, the research and development unit, and the June 2006 acquisition of Enshi. Net income for the first nine months of 2006 was $2.1 million, up from $1.0 million in the prior year period, representing a 100% increase. For the first nine months of 2006, earnings per share were $0.06, as compared to $0.04 in the same period last year.


About China Biopharmaceuticals Holdings
China Biopharmaceutical Holdings, Inc (CHBP) is a research-driven pharmaceutical company dedicated to the discovery, development, manufacturing and marketing of small and large molecule pharmaceutical products, including medicines, vaccines, and active pharmaceutical ingredients for various categories of diseases. CHBP's product portfolio includes 260 drugs already approved for manufacturing and marketing by the Chinese State Food and Drug Administration (SFDA). CHBP is publicly-traded in the United States with operating subsidiaries and senior management based in China. For further information, please visit our website at www.cbioinc.com.

Safe Harbor Statement
The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                     China Biopharmaceuticals Holdings, Inc.
                              SUMMARY BALANCE SHEET


--------------------------------------------------------------------------------
                                                              As of
                                                   September 30,    December 31,
                                                        2006            2005
                                                    (Unaudited)      (Audited)
--------------------------------------------------------------------------------
CASH                                               $   2,438,966   $   1,026,606
--------------------------------------------------------------------------------
TOTAL ASSETS                                          45,382,029      26,621,074
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                     25,135,669      16,893,936
--------------------------------------------------------------------------------
MINORITY INTEREST                                      3,936,694       4,458,414
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                            16,309,666       5,268,724
--------------------------------------------------------------------------------

                                      -4-


                     China Biopharmaceuticals Holdings, Inc.
        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                                   (UNAUDITED)

                                                         Three Months Ended                  Nine Months Ended
                                                   ------------------------------    ------------------------------
                                                   September 30,    September 30,    September 30,    September 30,
                                                   -------------    -------------    -------------    -------------
                                                        2006             2005             2006             2005
                                                   -------------    -------------    -------------    -------------
REVENUES                                           $   7,962,641    $   7,498,008    $  21,233,187    $  13,129,081
COST OF GOODS SOLD                                     4,885,800        5,512,480       14,079,123        9,446,977
                                                   ----------------------------------------------------------------
     GROSS PROFIT                                      3,076,841        1,985,528        7,154,064        3,682,104
                                                   ----------------------------------------------------------------
OPERATING EXPENSES
    Research and development expenses                     20,636                           504,401
    Selling, general and administrative expenses       1,108,674        1,078,393        2,620,645        2,039,938
                                                   ----------------------------------------------------------------
      Total Operating Expenses                         1,129,310        1,078,393        3,125,046        2,039,938
                                                   ----------------------------------------------------------------
INCOME FROM OPERATIONS                                 1,947,531          907,135        4,029,018        1,642,166
                                                   ----------------------------------------------------------------
OTHER INCOME (EXPENSE)
    Interest income (expense)                           (383,537)            --           (387,739)            --
    Other income (expense)                               (91,844)         (23,119)        (336,007)         (35,694)
                                                   ----------------------------------------------------------------
      Total Other Income (expense)                      (475,381)         (23,119)        (723,746)         (35,694)
                                                   ----------------------------------------------------------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST       1,472,150          884,016        3,305,272        1,606,472

PROVISION FOR INCOME TAXES                               197,165             --            346,776             --
                                                   ----------------------------------------------------------------
INCOME BEFORE MINORITY INTEREST                        1,274,985          884,016        2,958,496        1,606,472
MINORITY INTERESTS                                       295,384          367,764          954,403          557,094
                                                   ----------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                        979,601          516,252        2,004,093        1,049,378
GAIN FROM OPERATION OF DISCONTINUED
   Gain from operation of discontinued                   146,771             --            146,771             --
   Income tax liability                                   49,902             --             49,902             --
                                                   ----------------------------------------------------------------
   Net of Gain on Operation Discontinued                  96,869             --             96,869             --
                                                   ----------------------------------------------------------------
NET INCOME                                             1,076,470          516,252        2,100,962        1,049,378
OTHER COMPREHENSIVE INCOME (LOSS)
   Foreign currency translation adjustment               151,701             --            670,805             --
                                                   ----------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS)                        $   1,228,171    $     516,252    $   2,771,767    $   1,049,378
                                                   ================================================================
  BASIC
   CONTINUING OPERATIONS                                    0.03             0.02             0.06             0.04
   DISCONTINUED OPERATIONS                                  0.00             --               0.00             --
                                                   ----------------------------------------------------------------
   NET INCOME                                               0.03             0.02             0.06             0.04
                                                   ================================================================
  DILUTED
   CONTINUING OPERATIONS                                    0.03             0.02             0.06             0.04
   DISCONTINUED OPERATIONS                                  0.00             --               0.00             --
                                                   ----------------------------------------------------------------
   NET INCOME                                               0.03             0.02             0.06             0.04
                                                   ================================================================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -       34,902,548       28,133,757       34,902,548       26,218,201
BASIC
                                                   ================================================================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -       35,832,548       26,218,201       35,832,548       26,218,201
DILUTED
                                                   ================================================================




                                                 ###